UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 12, 2010

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
COMMISSION FILE NO. 0-10176

BOOMERANG SYSTEMS, INC.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	22-2306487
(State or Other Jurisdiction of	(IRS Employer
Incorporation Or Organization)	Identification No.)

355 Madison Avenue
Morristown, NJ 07960

(Address of Principal Executive Offices)

(973) 538-1194

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)           On May 12, 2010, the Company held a meeting of its stockholders.

(b)           At the meeting, the following matters were submitted to a vote of stockholders and the final number of votes cast for, against and withheld were as follows :

(1) the election of Stanley J. Checketts, Joseph R. Bellantoni, Maureen Cowell, Paul J. Donahue, Steven C. Rockefeller, Jr., Kevin M. Cassidy, and Anthony P. Miele, III as directors to hold office until the Company’s next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

In Favor of all nominees:	68, 446,796 shares

Withheld	2 shares

The vote in favor, against and withheld as to each nominee was identical.

(2) a proposal to effect a one-for-twenty-eight reverse stock split to be effective as of the filing of an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State;

In favor of the proposal 68,561,341, Against 3 Withheld 595

(3) a proposal to amend the Company’s Certificate of Incorporation to increase the number of post one-for-twenty-eight reverse stock split shares of common stock the Company is authorized to issue from 7,142,857 shares, after reflecting the reduction in shares authorized as a consequence of the reverse stock split, to 15,000,000 shares; and

In favor of the proposal 68,561,341, Against 3 Withheld 595

(4) a proposal to approve the adoption of a 2010 Stock Incentive Plan.

In favor of the proposal 68,446,411, Against 384 Withheld 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Boomerang Systems, Inc.

Dated: May 14, 2010	By:	/s/ Joseph R Bellantoni
Joseph R Bellantoni